Exhibit 10.26


                                       December 4, 1997

                     TWENTY FIVE THOUSAND DOLLAR NOTE ($25,000)

     For value received and in consideration of monies received on this date ($25,000), Alternative Entertainment, Inc. promises to pay in lawful money of The United States of America, to the order of Ina Weeda for the benefit of the Weeds Family Trust at San Diego, California, the sum of $25,000.00 six months from the date hereof at the rate of twelve percent (12%) per year simple interest. Interest to be paid quarterly (3 months) until said note is paid in full. The note may be extended for an additional six months with mutual consent of the parties.

     In the event of commencement of suit to enforce payment of this note, Alternative Entertainment, Inc. agrees to pay such additional sum as attorney's fees as the court may adjudge reasonable.


/s/  Ralph Amato                       /s/  Ina Weeda
-------------------------              -------------------------
     Ralph Amato                            Ina Weeda
CEO, Alternative Entertainment         FBP: The Weeda Family Trust


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